UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

January 6, 2020

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020, S. MacGregor Read, Jr. informed the Company of his decision to transition from his position as Executive Vice-Chairman of the Company and its subsidiaries, effective as of April 1, 2020 (the “Transition Date”) to the newly created non-executive role of Vice-Chairman of the Board (the “Transition”). Mr. Read and the Company entered into a transition letter agreement (the “Transition Agreement”).

Effective as of the Transition Date, Mr. Read will be compensated in the same manner as other non-employee members of the Board pursuant to the Company’s non-employee director compensation policy, as in effect from time to time, for his service as a member of the Board (including, as applicable, his service as a member of any committee of the Board). In addition, while Mr. Read remains Vice-Chairman of the Board, Mr. Read will receive an annual cash retainer of $100,000 for such service. For purposes of 2020, Mr. Read’s compensation for service as a member of the Board will be calculated without proration so as to include Board service in 2020 prior to the Transition Date.

Pursuant to the Transition Agreement and effective as of the Transition Date, the Company agreed that for purposes of Mr. Read’s outstanding option award agreements that the Transition shall not constitute a Termination (as defined in the Grocery Outlet Holding Corp. 2019 Incentive Plan) or a termination of Employment (as defined in the Globe Holding Corp. 2014 Stock Incentive Plan). Pursuant to the Transition Agreement, Mr. Read’s outstanding options shall continue to vest based on his continued service as a member of the Board, with such Termination, or termination of Employment, as applicable, occurring upon cessation of Mr. Read’s service on the Board. In the event of a termination of Mr. Read’s service as a Board member as a result of his not being re-elected to the Board, or his death or disability, (i) all of Mr. Read’s (A) outstanding unvested time-based options shall become fully vested upon the date of such termination of service and (B) outstanding unvested performance-based options shall remain outstanding and eligible to vest pursuant to the terms of the applicable option agreement and (ii) the options will remain outstanding through the applicable option expiration date.

In respect of the Company’s 2020 fiscal year, subject to Mr. Read’s continued employment through the Transition Date, Mr. Read will be eligible to receive a pro-rata portion of his bonus, based on target performance, under the Grocery Outlet Inc. Annual Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Transition Agreement, dated January 7, 2020, by and between Grocery Outlet Holding Corp. and S. MacGregor Read, Jr.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

By:	/s/ Pamela B. Burke
Name:	Pamela B. Burke
Title:	Chief Administrative Officer, General Counsel and Secretary

Date: January 7, 2020